UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 4, 2008
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SunPower Corporation
(Exact Name of Registrant as Specified in Charter)
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Delaware	000-51593	94-3008969
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File No.)	Identification No.)

3939 North First Street, San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 240-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)
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   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

See disclosure contained in Item 2.03 below, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 4, 2008, SunPower Corporation, a Delaware corporation (“SunPower”) entered into an amendment (the “Amendment”) to the Credit Agreement (the “Credit Agreement”), dated July 13, 2007 and as amended from time to time, with Wells Fargo Bank, National Association (“Wells Fargo”).  The Amendment increases the Credit Agreement’s secured letter of credit line from $50 million to $150 million and extends the expiration date of the unsecured line of credit line from July 31, 2008 to April 4, 2009.  The Amendment also modifies certain of the restrictive covenants and events of default under the Credit Agreement.

In connection with the original Credit Agreement, SunPower concurrently entered into a security agreement (the “Deposit Account Agreement”) with Wells Fargo, granting a security interest in a deposit account to secure its obligations in connection with any letters of credit that might be issued under the Credit Agreement’s secured letter of credit line.  In connection with the Amendment, SunPower entered into another security agreement (the “Securities Account Agreement”) with Wells Fargo, granting a security interest in a securities account to secure such obligations of SunPower.

Also in connection with the original Credit Agreement, SunPower North America, Inc., a wholly-owned subsidiary of SunPower, and SunPower Corporation, Systems, an indirect wholly-owned subsidiary of SunPower, entered into an agreement (the “Guaranty,” and, together with the Credit Agreement, the Deposit Account Agreement and the Securities Account Agreement, the “Loan Documents”) to guarantee SunPower’s obligations owed to Wells Fargo under the Credit Agreement.  In connection with the Amendment, SunPower Systems SA, an indirect wholly-owned subsidiary of SunPower, became party to the same agreement and thereby agreed to guarantee such obligations of SunPower.

Until April 4, 2009, SunPower may borrow up to $50 million under the Credit Agreement’s unsecured line of credit and request that Wells Fargo issue up to $50 million in letters of credit under the unsecured letter of credit subfeature, provided that any letters of credit issued and outstanding under the unsecured letter of credit subfeature will reduce SunPower’s borrowing capacity. Until July 31, 2012, SunPower may request that Wells Fargo issue up to $150 million in letters of credit under the Credit Agreement’s secured letter of credit line. As detailed in the Credit Agreement, SunPower will pay interest on outstanding borrowings and a fee for issued and outstanding letters of credit. SunPower has the ability at any time to prepay outstanding loans. All borrowings must be repaid by April 4, 2009, and all letters of credit issued under the unsecured letter of credit subfeature shall expire on or before April 4, 2009 unless SunPower provides by such date collateral in the form of cash or cash equivalents in the aggregate amount available to be drawn under letters of credit outstanding at such time. All letters of credit issued under the secured letter of credit line shall expire no later than July 31, 2012. The Loan Documents include certain conditions to borrowings, representations and covenants, and events of default customary for financing transactions of this type.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: April 9, 2008	By: /s/ Emmanuel Hernandez
Name: Emmanuel Hernandez
Title: Chief Financial Officer